UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2014

NORTHSTAR REALTY FINANCE CORP.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32330 (Commission File Number)	02-0732285 (IRS Employer Identification No.)

399 Park Avenue, 18th Floor New York, NY (Address of Principal Executive Offices)	10022 (Zip Code)

Registrant’s telephone number, including area code: (212) 547-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

As previously disclosed, on September 26, 2014, NorthStar Realty Finance Corp. (the “Company”) entered into a Facility Agreement (the “Facility Agreement”) with UBS AG, Stamford Branch (“UBS”), with respect to the establishment of term loans (“Loans”) to be made by UBS to the Company with an aggregate principal amount of up to $500 million. Pursuant to the Facility Agreement, on December 11, 2014, the Company, as borrower, and UBS, as administrative agent and lender, entered into a credit agreement (in the form agreed and exhibited in the Facility Agreement previously filed) for an additional Loan (the “Additional Term Loan”). The Additional Term Loan has a principal amount of $150 million, a maturity date of September 19, 2017 and a fixed rate of interest equal to 4.55% per annum, with such loan to be funded on December 12, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2014

NORTHSTAR REALTY FINANCE CORP.

By:	/s/ Ronald J. Lieberman
Name: Ronald J. Lieberman
Title: Executive Vice President, General Counsel and Secretary